Exhibit 10.17

CHANGE OF CONTROL AGREEMENT

THIS AGREEMENT (“Agreement”), by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Company”) and ___________________ (the “Employee”) is entered into as of the ___ day of __________, 20__ (the “Effective Date”);

WHEREAS, the Board of Directors of the Company (the “Board”), has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company;

WHEREAS, the Board believes it is imperative to diminish the inevitable distraction of the Employee by virtue of the personal uncertainties and risks created by a pending or threatened Change of Control and to encourage the Employee’s full attention and dedication to the Company currently and in the event of any threatened or pending Change of Control, and to provide the Employee with appropriate compensation and benefits arrangements upon a Change of Control which are competitive with those of other corporations; and

WHEREAS, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.    Certain Definitions. (a) The “Change of Control Date” shall mean the first date during the Change of Control Period (as defined in Section 1(b)) on which a Change of Control (as defined in Section 2) occurs. Anything in this Agreement to the contrary notwithstanding, if a Change of Control occurs and if the Employee’s employment with the Company is terminated prior to the date on which the Change of Control occurs, and if it is reasonably demonstrated by Employee that such termination of employment (i) was at the request of a third party who has taken steps reasonably calculated to effect a Change of Control or (ii) otherwise arose in connection with or in anticipation of a Change of Control, then for all purposes of this Agreement the “Change of Control Date” shall mean the date immediately prior to the date of such termination of employment.

(b)    The “Change of Control Period” shall mean the period commencing on the Effective Date and ending on the day after the date of Employee’s termination of employment from the Company or, if earlier, the date which is two years after the Change of Control Date.

(c)    “Cause” shall mean:

(1)    the willful and continued failure of the Employee to perform substantially the Employee’s duties with the Company or one of its affiliates after a written demand for substantial performance is delivered to the Employee by the Executive Committee of the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Executive Committee of the Board or Chief Executive Officer believes that the Employee has not substantially performed the Employee’s duties, after which Employee shall have a reasonable amount of time to remedy such failure to substantially perform his or her duties; or

(2)    the willful engaging by the Employee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act, or failure to act, on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee’s action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board, or the Executive Committee of the Board, or upon the instructions of the Chief Executive Officer, or an Executive Vice President (or higher ranking officer), of the Company, or based upon the advice of counsel for the Company, shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company. The cessation of employment of the Employee shall not be deemed to be for Cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Executive

Committee of the Board at a meeting of the Executive Committee of the Board called and held for such purpose (after reasonable notice is provided to the Employee and the Employee is given an opportunity, together with counsel, to be heard before the Executive Committee of the Board), finding that, in the good faith opinion of the Executive Committee of the Board, the Employee is guilty of the conduct described in subparagraph (1) or (2) above, and specifying the particulars thereof in detail.

(d)    “Good Reason” shall mean:

(1)    a material adverse reduction in the Employee’s position duties or responsibilities excluding for this purpose: (i) a change in the position or level of officer to whom the Employee reports, (ii) a change that is part of a policy, program or arrangement applicable to peer executives (including peer executives of any successor to the Company), or (iii) an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Employee;

(2)    the Company’s requiring the Employee to be based at any office or location more than 35 miles from the location where Employee was employed on the Change of Control Date or the date which is 120 days prior to the Change of Control Date (if such earlier date is selected by Employee);

(3)    a material reduction in Employee’s annual base salary, target annual bonus opportunity (including, without limitation, the use of bonus goals that are not reasonable and consistent with the bonus goals established for the preceding year), or participation in employee benefit plans, as such salary, bonus and plans were in effect on either the Change of Control Date or the date which is 120 days prior to the Change of Control Date (if such earlier date is selected by Employee) unless such reduction is part of a policy, program or arrangement applicable to peer executives (including peer executives to any successor to Company) ; or

(4)    any failure by the Company to comply with and satisfy Section 7(c) of this Agreement.

For purposes of this Section 1(d), any good faith determination of “Good Reason” made by the Employee shall be conclusive.

(e)    “Disability” shall be defined the same as such term is defined in either, at the selection of the Employee, (a) the group long-term disability insurance plan sponsored or maintained by Company on the Change of Control Date in which Employee participates or (b) any individual long-term disability insurance arrangement in effect on the Change of Control Date, the premiums of which are paid by Company for the benefit of Employee.

2.    Change of Control. For the purposes of this Agreement, a “Change of Control” shall mean:

(a)    the acquisition by any “person” (“Person”), as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company or a subsidiary or any Company employee benefit plan (including its trustee), of “beneficial ownership” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the total number of shares of the Company’s then outstanding securities;

(b)    individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least two-thirds (2/3) of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds (2/3) of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(c)    consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets or stock of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the total number of shares of the Company’s outstanding securities immediately prior to such Business

Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the total number of shares of the Company’s outstanding securities, (ii) no Person (excluding any corporation resulting from such Business Combination, or any employee benefit plan (including its trustee) of the Company or such corporation resulting from such Business Combination, or an “Exempt Person” as defined below) beneficially owns, directly or indirectly, 20% or more of, respectively, the total number of shares of the then outstanding securities of the corporation resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least two-thirds (2/3) of the members of the board of directors of the Corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination.

For purposes of this Section 2, a “Change of Control” shall not result from any transaction precipitated by the Company’s insolvency, appointment of a conservator, or determination by a regulatory agency that the Company is insolvent, nor from any transaction initiated by the Company in regard to converting from a publicly traded company to a privately held company.

3.    Obligations of Company Upon Termination. In the event Employee’s employment by Company is terminated before the two-year anniversary date of the Change of Control Date either (i) by the Company for any reason other than Cause or Employee’s death or Disability, or (ii) by Employee for Good Reason, then

(a)    The Company shall pay to Employee in a lump sum in cash on the date which is six months and one day after the date Employee has a separation from service (within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the "Code")) the aggregate of the following amounts:

(1)    three times the sum of: (a) Employee’s annual base salary as in effect immediately prior to Employee’s termination; plus (b) the product of (i) Employee’s annual base salary as in effect immediately prior to Employee’s termination of employment multiplied by (ii) a percentage equal to the average percentage of Employee’s annual bonus earned with respect to the three calendar years ended prior to Employee’s termination, measured as a percentage of Employee’s annual base salary for the year the bonus was earned; and

(2)    the product of (a) a fraction, the numerator of which is the greater of (i) six, or (ii) number of full months Employee worked in the calendar year of Employee’s termination (e.g., an October 1 termination date results in a numerator of 9) and the denominator of which is 12; multiplied by (b) the target annual bonus for which Employee was eligible immediately prior to Employee’s termination.

For purposes of this Agreement, “annual base salary” means Employee’s annual rate of pay excluding all other elements of compensation such as, without limitation, bonuses, perquisites, restricted stock awards, stock options, and retirement and welfare benefits.

(b)    For three years after Employee’s termination of employment, Employee shall continue to be eligible to receive medical and welfare benefits (including, without limitation, medical, prescription, dental, disability (both individual and group arrangements), life (both individual and group arrangements), and accidental death and dismemberment plans and programs) for Employee and Employee’s dependents at the level of coverage elected by Employee during the open enrollment period immediately preceding Employee’s termination of employment date under benefit plans that are generally equivalent to those provided generally at any time after the Effective Date to other peer employees of the Company and its affiliated companies (excluding individual disability and individual life insurance arrangements, which must continue to be provided regardless of whether provided to peer employees) and the Company shall reimburse Employee for Employee's costs or expenses for such benefits; provided, however, that if Employee becomes reemployed with another employer (specifically excluding self-employment) and is eligible to receive medical or other welfare benefits under another employer provided plan, Company shall terminate all medical and other welfare benefits being provided hereunder; and provided further, however, that, if Employee is not eligible to participate under the terms of such medical and welfare benefit plans (including COBRA continuation coverage for which Executive is eligible), Company shall pay Employee in cash on the date which is six months and one day after the date Employee has a separation from service (within the meaning of Section 409A of the Code) a lump sum amount equal to the lesser of (1) two times the average monthly cost per employee to the Company to provide the benefits described in this Section 3(b) to its employees or (2) 25% of the lump sum amount payable to Employee pursuant to Section 3(a) of this Agreement.

(c)    The Company shall not be obligated under this Agreement to provide outplacement assistance or any other benefits and perquisites not covered above, such as a Company-provided automobile, country club and dining club dues, health club dues, retirement benefits, etc.

4.    Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Employee’s continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Employee may qualify, nor, subject to Section 8(f), shall anything herein limit or otherwise affect such rights as the Employee may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Employee is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the date of termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

5.    Full Settlement. The Company’s obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Employee or others. In no event shall the Employee be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Employee under any of the provisions of this Agreement and, except as otherwise provided in this Agreement, such amounts shall not be reduced whether or not the Employee obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Employee may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, the Employee or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Employee about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

6.    Confidential Information. The Employee shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, which shall have been obtained by the Employee during the Employee’s employment by the Company or any of its affiliated companies and which shall not be or become public knowledge (other than by acts by the Employee or representatives of the Employee in violation of this Agreement). After termination of the Employee’s employment with the Company, the Employee shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

7.    Successors.    (a)    This Agreement is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Employee’s legal representatives.

(b)    This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c)    The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

8.    Miscellaneous. (a)    This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives; provided, however, that the Company may amend, modify or terminate this Agreement without

Employee's consent by providing Employee with 12 months prior written notice of such amendment, modification, or termination.

(b)    All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid

If to the Employee:

To the Employee’s most recent home address as filed with the Company

If to the Company:

Synovus Financial Corp.
P. O. Box 120
Columbus, GA 31902
Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

(c)    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

(d)     The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

(e)    The Employee’s or the Company’s failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Employee or the Company may have hereunder, including, without limitation, the right of the Employee to terminate employment for Good Reason pursuant to Section 3 of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

(f)    The Employee and the Company acknowledge that, except as may otherwise be provided under any other written agreement between the Employee and the Company, the employment of the Employee by the Company is “at will” and, subject to Section 1(a) hereof, prior to the Change of Control Date, the Employee’s employment may be terminated by either the Employee or the Company at any time prior to the Change of Control Date, in which case the Employee and Company shall have no further rights under this Agreement. In addition, in the event Employee’s employment is terminated as a result of Employee’s death or Disability, Employee shall have no further rights under this Agreement. From and after the Effective Date this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof.

(g)     This Agreement cancels and supercedes any and all previous change of control agreements between Employee and Company (including without limitation all Company affiliates and subsidiaries).

(h)    This Agreement is executed in two counterparts, each of which shall be deemed an original and together shall constitute one and the same agreement, with one counterpart being delivered to each party hereto.

(i)    To the extent this Agreement is subject to Section 409A of the Code, Employee and the Company intend for all payments under this Agreement to comply with such section, and this Agreement shall, to the extent practical, be operated and administered to effect such intent. To the extent necessary to avoid adverse tax consequences under Section 409A of the Code, the timing of any payment under this Agreement shall be delayed six months and one day in a manner consistent with Section 409A(a)(2)(8)(i) of the Code.

IN WITNESS WHEREOF, the Employee has hereunto set the Employee’s hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all being done in duplicate originals, with one original being delivered to each party hereto, all as of the day and year first above written.

_________________________________
[NAME]

SYNOVUS FINANCIAL CORP.

By:    _________________________________

Title:    _________________________________